Exhibit 23.1

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2010 Equity Incentive Plan and Stand-Alone Stock Option Agreement with Michael P. Miller of our reports dated March 8, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

July 13, 2010